Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS THIRD QUARTER RESULTS

SOUDERTON, Pa., October 25, 2023 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended September 30, 2023 was $17.0 million, or $0.58 diluted earnings per share, compared to net income of $20.8 million, or $0.71 diluted earnings per share, for the quarter ended September 30, 2022.

Loans
Gross loans and leases increased $112.7 million, or 1.7% (7.0% annualized), from June 30, 2023, primarily due to increases in commercial, commercial real estate, construction and residential mortgage loans. Gross loans and leases increased $451.7 million, or 7.4% (9.8% annualized), from December 31, 2022, primarily due to increases in commercial real estate, construction, residential mortgage loans and lease financings.
Deposits and Liquidity
Total deposits increased $451.8 million, or 7.5% (30.2% annualized), from June 30, 2023 and $525.6 million, or 8.9% (11.9% annualized), from December 31, 2022. The increase from June 30, 2023 was primarily due to seasonal increases in public funds partially offset by decreases in commercial and consumer deposits. The increase from December 31, 2022 was primarily due to increases in brokered deposits and seasonal public funds deposits partially offset by decreases in commercial and consumer deposits. Noninterest-bearing deposits represented 22.2% of total deposits at September 30, 2023, down from 26.4% at June 30, 2023. At September 30, 2023, unprotected deposits, which excludes insured accounts, internal accounts, and collateralized trust accounts, represented 20.8% of total deposits, down from 23.3% at June 30, 2023.

As of September 30, 2023, the Corporation had cash and cash equivalents totaling $290.3 million. The Corporation and its subsidiaries had committed borrowing capacity of $3.3 billion at September 30, 2023, of which $1.7 billion was available. The Corporation and its subsidiaries also maintained unused uncommitted funding sources from correspondent banks of $369.0 million at September 30, 2023. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $53.6 million for the three months ended September 30, 2023 decreased $740 thousand, or 1.4%, from the three months ended June 30, 2023, and $4.7 million, or 8.0%, from the three months ended September 30, 2022. The decrease in net interest income for both comparison periods was due to increases in the cost of funds and the average balance of interest-bearing liabilities, partially offset by an increase in the yield and average balance of interest-earning assets.

Net interest margin, on a tax-equivalent basis, was 2.96% for the third quarter of 2023, compared to 3.14% for the second quarter of 2023 and 3.67% for the third quarter of 2022. Excess liquidity reduced net interest margin by approximately four basis points for the quarter ended September 30, 2023, and approximately one basis point for the quarter ended September 30, 2022. Excess liquidity had no impact on the quarter ended June 30, 2023.

Noninterest Income
Noninterest income for the quarter ended September 30, 2023 was $18.7 million, an increase of $732 thousand, or 4.1%, compared to the third quarter of 2022.

Investment advisory commission and fee income increased $644 thousand, or 15.3%, for the quarter ended September 30, 2023, primarily due to new customer relationships and appreciation of assets under management, as a majority of investment advisory fees are billed based on the prior quarter-end assets under management balance. Insurance commission and fee income increased $410 thousand, or 9.2%, for the quarter ended September 30, 2023, primarily due to increased revenue from commercial lines. Net gain on mortgage banking activities increased $399 thousand, or 48.8%, for the quarter ended September 30, 2023, due to increased volume.

Bank owned life insurance ("BOLI") decreased $347 thousand, or 30.1%, for the quarter ended September 30, 2023, primarily due to a death benefit claim of $446 thousand received in the third quarter of 2022. Other income decreased $639 thousand, or 73.7%, for the quarter ended September 30, 2023, primarily due to a $412 thousand decrease in the gain on sale of Small Business Administration ("SBA") loans.

Noninterest Expense
Noninterest expense for the quarter ended September 30, 2023 was $49.0 million, an increase of $2.3 million, or 5.0%, compared to the third quarter of 2022.

Salaries, benefits and commissions increased $578 thousand, or 2.0%, for the quarter ended September 30, 2023. This increase reflects our expansion into Maryland and Western Pennsylvania and annual merit increases, increases in medical claims expense and decreases in compensation capitalized driven by lower loan production, offset by decreases due to the staff reduction that was announced during the second quarter and a reduction in incentive compensation due to decreased profitability.

Deposit insurance premiums increased $596 thousand, or 90.0%, for the quarter ended September 30, 2023, primarily driven by an increased industry-wide assessment rate and an increase in our assessment base.

Other expense increased $1.5 million, or 26.7%, for the quarter ended September 30, 2023, primarily due to increases in retirement plan costs of $527 thousand. Other increases included $324 thousand of loan processing and workout fees. Federal Home Loan Bank letter of credit fees increased by $138 thousand due to increased public fund deposits and related collateral costs.

Professional fees decreased $758 thousand, or 30.1%, for the quarter ended September 30, 2023, primarily due to consultant fees incurred in the third quarter of 2022 related to our digital transformation initiative.

Tax Provision
The effective income tax rate was 20.0% for the quarters ended September 30, 2023 and 2022. The effective tax rates for the three months ended September 30, 2023 and 2022 reflected the benefits of tax-exempt income from investments in municipal securities and loans and leases.

Asset Quality and Provision for Credit Losses
Nonperforming assets were $40.1 million at September 30, 2023, compared to $34.5 million at June 30, 2023 and $33.0 million at September 30, 2022. On October 16, 2023, a $5.8 million loan was sold at par. This loan was classified as nonperforming at September 30, 2023.

Net loan and lease charge-offs were $969 thousand for the three months ended September 30, 2023 compared to $512 thousand and $1.2 million for the three months ended June 30, 2023 and September 30, 2022, respectively.

The provision for credit losses was $2.0 million for the three months ended September 30, 2023 compared to $3.4 million and $3.6 million for the three months ended June 30, 2023 and September 30, 2022, respectively. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.28% at September 30, 2023, June 30, 2023 and September 30, 2022.

Dividend
On October 25, 2023, Univest declared a quarterly cash dividend of $0.21 per share to be paid on November 22, 2023 to shareholders of record as of November 8, 2023.

Conference Call
Univest will host a conference call to discuss third quarter 2023 results on Thursday, October 26, 2023 at 9:00 a.m. EST. Participants may preregister at https://www.netroadshow.com/events/login?show=05f2e363&confId=56351. The general public can access the call by dialing 1-833-470-1428; using Access Code 988711. A replay of the conference call will be available through November 23, 2023 by dialing 1-866-813-9403; using Access Code 428932.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $7.8 billion in assets and $4.3 billion in assets under management and supervision through its Wealth Management lines of business at September 30, 2023. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (5) changes in economic conditions nationally and in our market; (6) economic assumptions that may impact our allowance for credit losses calculation; (7) legislative, regulatory, accounting or tax changes; (8) technological issues that may adversely affect our operations or those of our customers; (9) changes in the securities markets; (10) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (11) our ability to enter into new markets successfully and capitalize on growth opportunities and/or (12) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2023
(Dollars in thousands)

Balance Sheet (Period End)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
ASSETS
Cash and due from banks	$68,900	$80,795	$71,215	$84,176	$65,859
Interest-earning deposits with other banks	221,441	59,616	67,109	68,623	47,451
Cash and cash equivalents	290,341	140,411	138,324	152,799	113,310
Investment securities held-to-maturity	149,451	153,509	151,347	154,727	159,170
Investment securities available for sale, net of allowance for credit losses	334,538	356,164	367,656	350,256	347,479
Investments in equity securities	4,054	3,443	3,105	2,579	2,994
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	42,417	42,811	43,792	33,841	29,475
Loans held for sale	16,473	29,526	5,425	5,037	9,087
Loans and leases held for investment	6,574,958	6,462,238	6,239,804	6,123,230	5,849,259
Less: Allowance for credit losses, loans and leases	(83,837)	(82,709)	(80,034)	(79,004)	(74,929)
Net loans and leases held for investment	6,491,121	6,379,529	6,159,770	6,044,226	5,774,330
Premises and equipment, net	51,287	52,058	52,334	50,939	50,533
Operating lease right-of-use assets	31,053	30,237	31,663	30,059	30,654
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	11,079	10,923	11,044	11,384	11,650
Bank owned life insurance	130,522	129,715	128,926	120,297	120,035
Accrued interest and other assets	100,220	96,314	90,095	90,362	83,170
Total assets	$7,828,066	$7,600,150	$7,358,991	$7,222,016	$6,907,397

LIABILITIES
Noninterest-bearing deposits	$1,432,559	$1,582,767	$1,799,225	$2,047,263	$1,968,422
Interest-bearing deposits:	5,006,606	4,404,635	4,035,432	3,866,263	3,818,554
Total deposits	6,439,165	5,987,402	5,834,657	5,913,526	5,786,976
Short-term borrowings	14,676	244,666	271,881	197,141	80,711
Long-term debt	320,000	320,000	220,000	95,000	95,000
Subordinated notes	148,636	148,510	148,385	148,260	99,107
Operating lease liabilities	34,017	33,428	34,846	33,153	33,718
Accrued expenses and other liabilities	64,374	60,922	50,726	58,436	57,698
Total liabilities	7,020,868	6,794,928	6,560,495	6,445,516	6,153,210

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	300,171	299,212	298,167	300,808	299,791
Retained earnings	464,634	453,806	443,493	428,637	410,942
Accumulated other comprehensive loss, net of tax benefit	(71,586)	(61,034)	(55,550)	(62,104)	(64,985)
Treasury stock, at cost	(43,805)	(44,546)	(45,398)	(48,625)	(49,345)
Total shareholders’ equity	807,198	805,222	798,496	776,500	754,187
Total liabilities and shareholders’ equity	$7,828,066	$7,600,150	$7,358,991	$7,222,016	$6,907,397

	For the three months ended,					For the nine months ended,
Balance Sheet (Average)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Assets	$7,693,983	$7,440,798	$7,219,211	$7,019,381	$6,797,466	$7,453,070	$6,935,031
Investment securities, net of allowance for credit losses	506,341	518,995	515,880	505,717	517,335	513,704	518,383
Loans and leases, gross	6,537,169	6,372,342	6,164,890	5,979,581	5,752,119	6,359,498	5,540,624
Deposits	6,222,710	5,844,582	5,834,415	5,837,823	5,645,291	5,968,659	5,843,182
Shareholders' equity	811,515	806,709	789,153	767,192	773,099	802,541	772,951

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
September 30, 2023
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Commercial, financial and agricultural	$1,050,004	$1,039,265	$1,032,753	$1,088,928	$1,054,940
Real estate-commercial	3,275,140	3,221,993	3,128,210	3,027,955	2,936,204
Real estate-construction	427,561	413,404	376,569	381,811	329,915
Real estate-residential secured for business purpose	516,471	517,521	498,505	478,254	443,837
Real estate-residential secured for personal purpose	861,122	832,632	779,557	730,395	685,771
Real estate-home equity secured for personal purpose	176,855	175,090	172,073	176,699	175,843
Loans to individuals	27,331	25,544	28,656	27,873	26,679
Lease financings	240,474	236,789	223,481	211,315	196,070
Total loans and leases held for investment, net of deferred income	6,574,958	6,462,238	6,239,804	6,123,230	5,849,259
Less: Allowance for credit losses, loans and leases	(83,837)	(82,709)	(80,034)	(79,004)	(74,929)
Net loans and leases held for investment	$6,491,121	$6,379,529	$6,159,770	$6,044,226	$5,774,330

Asset Quality Data (Period End)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Nonaccrual loans and leases, including nonaccrual loans held for sale*	$18,085	$15,087	$11,362	$13,353	$13,620
Accruing loans and leases 90 days or more past due	2,135	55	1,996	875	416
Total nonperforming loans and leases	20,220	15,142	13,358	14,228	14,036
Other real estate owned	19,916	19,345	19,000	19,258	18,960
Total nonperforming assets	$40,136	$34,487	$32,358	$33,486	$32,996
Nonaccrual loans and leases / Loans and leases held for investment	0.28%	0.23%	0.18%	0.22%	0.23%
Nonperforming loans and leases / Loans and leases held for investment	0.31%	0.23%	0.21%	0.23%	0.24%
Nonperforming assets / Total assets	0.51%	0.45%	0.44%	0.46%	0.48%

Allowance for credit losses, loans and leases	$83,837	$82,709	$80,034	$79,004	$74,929
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.28%	1.28%	1.28%	1.29%	1.28%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases	463.57%	548.21%	704.40%	591.66%	550.14%
Allowance for credit losses, loans and leases / Nonperforming loans and leases	414.62%	546.22%	599.15%	555.27%	533.83%
*Includes a $5.8 million loan held for sale at September 30, 2023.

	For the three months ended,					For the nine months ended,
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Net loan and lease charge-offs	$969	$512	$2,842	$908	$1,196	$4,323	$2,987
Net loan and lease charge-offs (annualized)/Average loans and leases	0.06%	0.03%	0.19%	0.06%	0.08%	0.09%	0.07%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2023
(Dollars in thousands, except per share data)
	For the three months ended,					For the nine months ended,
For the period:	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Interest income	$97,106	$90,139	$83,253	$77,401	$66,877	$270,498	$174,792
Interest expense	43,516	35,809	23,936	15,485	8,627	103,261	18,411
Net interest income	53,590	54,330	59,317	61,916	58,250	167,237	156,381
Provision for credit losses	2,024	3,428	3,387	5,416	3,558	8,839	6,782
Net interest income after provision for credit losses	51,566	50,902	55,930	56,500	54,692	158,398	149,599
Noninterest income:
Trust fee income	1,910	1,924	1,955	1,808	1,835	5,789	5,935
Service charges on deposit accounts	1,816	1,725	1,547	1,575	1,522	5,088	4,600
Investment advisory commission and fee income	4,843	4,708	4,752	5,585	4,199	14,303	14,163
Insurance commission and fee income	4,852	5,108	6,487	4,424	4,442	16,447	14,641
Other service fee income	3,020	3,318	3,076	3,236	3,124	9,414	9,189
Bank owned life insurance income	806	789	767	1,230	1,153	2,362	2,557
Net gain on sales of investment securities	—	—	—	—	—	—	30
Net gain on mortgage banking activities	1,216	1,039	625	436	817	2,880	3,976
Other income	228	1,222	471	2,164	867	1,921	2,336
Total noninterest income	18,691	19,833	19,680	20,458	17,959	58,204	57,427
Noninterest expense:
Salaries, benefits and commissions	29,978	29,875	31,014	29,028	29,400	90,867	86,778
Net occupancy	2,594	2,614	2,727	2,551	2,504	7,935	7,642
Equipment	1,087	986	993	977	968	3,066	2,927
Data processing	4,189	4,137	4,029	4,039	3,901	12,355	11,176
Professional fees	1,763	1,669	1,941	1,829	2,521	5,373	7,503
Marketing and advertising	555	622	371	739	605	1,548	1,723
Deposit insurance premiums	1,258	1,116	1,101	708	662	3,475	2,367
Intangible expenses	220	253	253	301	309	726	992
Restructuring charges	—	1,330	—	184	—	1,330	—
Other expense	7,344	7,197	7,100	6,970	5,795	21,641	18,340
Total noninterest expense	48,988	49,799	49,529	47,326	46,665	148,316	139,448
Income before taxes	21,269	20,936	26,081	29,632	25,986	68,286	67,578
Income tax expense	4,253	4,136	5,047	5,796	5,185	13,436	13,294
Net income	$17,016	$16,800	$21,034	$23,836	$20,801	$54,850	$54,284
Net income per share:
Basic	$0.58	$0.57	$0.72	$0.82	$0.71	$1.86	$1.85
Diluted	$0.58	$0.57	$0.71	$0.81	$0.71	$1.86	$1.84
Dividends declared per share	$0.21	$0.21	$0.21	$0.21	$0.21	$0.63	$0.62
Weighted average shares outstanding	29,479,066	29,439,392	29,312,265	29,251,293	29,290,829	29,410,852	29,440,228
Period end shares outstanding	29,508,128	29,471,124	29,427,696	29,271,915	29,242,451	29,508,128	29,242,451

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2023

	For the three months ended,					For the nine months ended,
Profitability Ratios (annualized)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Return on average assets	0.88%	0.91%	1.18%	1.35%	1.21%	0.98%	1.05%
Return on average assets, excluding restructuring charges (1)	0.88%	0.96%	1.18%	1.36%	1.21%	1.00%	1.05%
Return on average shareholders' equity	8.32%	8.35%	10.81%	12.33%	10.67%	9.14%	9.39%
Return on average shareholders' equity, excluding restructuring charges (1)	8.32%	8.88%	10.81%	12.40%	10.67%	9.31%	9.39%
Return on average tangible common equity (1)(3)	10.77%	10.85%	14.11%	16.23%	14.06%	11.87%	12.40%
Return on average tangible common equity, excluding restructuring charges (1)(3)	10.77%	11.52%	14.11%	16.33%	14.06%	12.10%	12.40%
Net interest margin (FTE)	2.96%	3.14%	3.58%	3.76%	3.67%	3.22%	3.25%
Efficiency ratio (2)	67.3%	66.7%	62.2%	56.9%	60.6%	65.3%	64.6%
Efficiency ratio, excluding restructuring charges (1)(2)	67.3%	64.9%	62.2%	56.7%	60.6%	64.7%	64.6%

Capitalization Ratios
Dividends declared to net income	36.4%	36.8%	29.2%	25.8%	29.6%	33.8%	33.6%
Shareholders' equity to assets (Period End)	10.31%	10.59%	10.85%	10.75%	10.92%	10.31%	10.92%
Tangible common equity to tangible assets (1)	8.22%	8.45%	8.63%	8.49%	8.55%	8.22%	8.55%
Common equity book value per share	$27.36	$27.32	$27.13	$26.53	$25.79	$27.36	$25.79
Tangible common equity book value per share (1)	$21.32	$21.27	$21.07	$20.42	$19.67	$21.32	$19.67

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.43%	9.59%	9.71%	9.81%	9.87%	9.43%	9.87%
Common equity tier 1 risk-based capital ratio	10.32%	10.26%	10.43%	10.37%	10.51%	10.32%	10.51%
Tier 1 risk-based capital ratio	10.32%	10.26%	10.43%	10.37%	10.51%	10.32%	10.51%
Total risk-based capital ratio	13.58%	13.54%	13.78%	13.67%	13.10%	13.58%	13.10%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	September 30, 2023			June 30, 2023
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$143,109	$1,865	5.17%	$46,897	$512	4.38%
Obligations of state and political subdivisions*	2,281	16	2.78	2,284	15	2.63
Other debt and equity securities	504,060	3,540	2.79	516,711	3,512	2.73
Federal Home Loan Bank, Federal Reserve Bank and other stock	40,406	712	6.99	43,783	781	7.15
Total interest-earning deposits, investments and other interest-earning assets	689,856	6,133	3.53	609,675	4,820	3.17
Commercial, financial, and agricultural loans	995,355	17,545	6.99	1,005,499	16,919	6.75
Real estate—commercial and construction loans	3,552,709	49,548	5.53	3,445,431	45,960	5.35
Real estate—residential loans	1,543,360	18,270	4.70	1,483,478	17,216	4.65
Loans to individuals	26,538	525	7.85	26,794	479	7.17
Municipal loans and leases*	234,685	2,430	4.11	234,940	2,388	4.08
Lease financings	184,522	2,928	6.30	176,200	2,659	6.05
Gross loans and leases	6,537,169	91,246	5.54	6,372,342	85,621	5.39
Total interest-earning assets	7,227,025	97,379	5.35	6,982,017	90,441	5.20
Cash and due from banks	62,673			58,675
Allowance for credit losses, loans and leases	(83,827)			(81,641)
Premises and equipment, net	52,071			52,540
Operating lease right-of-use assets	31,647			31,200
Other assets	404,394			398,007
Total assets	$7,693,983			$7,440,798
Liabilities:
Interest-bearing checking deposits	$1,070,063	$6,703	2.49%	$1,011,889	$5,392	2.14%
Money market savings	1,645,210	17,850	4.30	1,460,899	14,089	3.87
Regular savings	828,672	861	0.41	888,680	845	0.38
Time deposits	1,140,622	11,668	4.06	823,665	7,141	3.48
Total time and interest-bearing deposits	4,684,567	37,082	3.14	4,185,133	27,467	2.63
Short-term borrowings	93,028	1,117	4.76	255,090	3,249	5.11
Long-term debt	320,000	3,036	3.76	301,593	2,811	3.74
Subordinated notes	148,568	2,281	6.09	148,443	2,282	6.17
Total borrowings	561,596	6,434	4.55	705,126	8,342	4.75
Total interest-bearing liabilities	5,246,163	43,516	3.29	4,890,259	35,809	2.94
Noninterest-bearing deposits	1,538,143			1,659,449
Operating lease liabilities	34,788			34,415
Accrued expenses and other liabilities	63,374			49,966
Total liabilities	6,882,468			6,634,089
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,784,306		2.54	6,549,708		2.19
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	299,575			298,788
Retained earnings and other equity	354,156			350,137
Total shareholders' equity	811,515			806,709
Total liabilities and shareholders' equity	$7,693,983			$7,440,798
Net interest income		$53,863			$54,632
Net interest spread			2.06			2.26
Effect of net interest-free funding sources			0.90			0.88
Net interest margin			2.96%			3.14%
Ratio of average interest-earning assets to average interest-bearing liabilities	137.76	%		142.77	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustment.
Net interest income includes net deferred costs amortization of $563 thousand and $668 thousand for the three months ended September 30, 2023 and June 30, 2023.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2023 and June 30, 2023 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended September 30,
Tax Equivalent Basis	2023			2022
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$143,109	$1,865	5.17%	$49,476	$252	2.02%
U.S. government obligations	—	—	—	565	3	2.11
Obligations of state and political subdivisions*	2,281	16	2.78	2,308	18	3.09
Other debt and equity securities	504,060	3,540	2.79	514,462	3,010	2.32
Federal Home Loan Bank, Federal Reserve Bank and other stock	40,406	712	6.99	28,368	435	6.08
Total interest-earning deposits, investments and other interest-earning assets	689,856	6,133	3.53	595,179	3,718	2.48
Commercial, financial, and agricultural loans	995,355	17,545	6.99	981,303	12,036	4.87
Real estate—commercial and construction loans	3,552,709	49,548	5.53	3,105,821	34,100	4.36
Real estate—residential loans	1,543,360	18,270	4.70	1,256,509	12,492	3.94
Loans to individuals	26,538	525	7.85	27,197	381	5.56
Municipal loans and leases*	234,685	2,430	4.11	235,433	2,432	4.10
Lease financings	184,522	2,928	6.30	145,856	2,195	5.97
Gross loans and leases	6,537,169	91,246	5.54	5,752,119	63,636	4.39
Total interest-earning assets	7,227,025	97,379	5.35	6,347,298	67,354	4.21
Cash and due from banks	62,673			62,930
Allowance for credit losses, loans and leases	(83,827)			(72,355)
Premises and equipment, net	52,071			50,476
Operating lease right-of-use assets	31,647			30,740
Other assets	404,394			378,377
Total assets	$7,693,983			$6,797,466
Liabilities:
Interest-bearing checking deposits	$1,070,063	$6,703	2.49%	$881,395	$1,251	0.56%
Money market savings	1,645,210	17,850	4.30	1,246,795	3,709	1.18
Regular savings	828,672	861	0.41	1,086,191	302	0.11
Time deposits	1,140,622	11,668	4.06	416,539	1,189	1.13
Total time and interest-bearing deposits	4,684,567	37,082	3.14	3,630,920	6,451	0.70
Short-term borrowings	93,028	1,117	4.76	104,453	524	1.99
Long-term debt	320,000	3,036	3.76	95,000	324	1.35
Subordinated notes	148,568	2,281	6.09	99,065	1,328	5.32
Total borrowings	561,596	6,434	4.55	298,518	2,176	2.89
Total interest-bearing liabilities	5,246,163	43,516	3.29	3,929,438	8,627	0.87
Noninterest-bearing deposits	1,538,143			2,014,371
Operating lease liabilities	34,788			33,786
Accrued expenses and other liabilities	63,374			46,772
Total liabilities	6,882,468			6,024,367
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,784,306		2.54	5,943,809		0.58
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	299,575			299,135
Retained earnings and other equity	354,156			316,180
Total shareholders' equity	811,515			773,099
Total liabilities and shareholders' equity	$7,693,983			$6,797,466
Net interest income		$53,863			$58,727
Net interest spread			2.06			3.34
Effect of net interest-free funding sources			0.90			0.33
Net interest margin			2.96%			3.67%
Ratio of average interest-earning assets to average interest-bearing liabilities	137.76	%		161.53	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $563 thousand and $498 thousand for the three months ended September 30, 2023 and 2022, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2023 and 2022 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Nine Months Ended September 30,
Tax Equivalent Basis	2023			2022
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$79,630	$2,856	4.80%	$416,466	$1,433	0.46%
U.S. government obligations	—	—	—	2,578	40	2.07
Obligations of state and political subdivisions*	2,284	48	2.81	2,314	54	3.12
Other debt and equity securities	511,420	10,547	2.76	513,491	8,076	2.10
Federal Home Loan Bank, Federal Reserve Bank and other stock	39,664	2,102	7.09	27,239	1,134	5.57
Total interest-earning deposits, investments and other interest-earning assets	632,998	15,553	3.29	962,088	10,737	1.49
Commercial, financial, and agricultural loans	997,590	50,002	6.70	949,141	29,390	4.14
Real estate—commercial and construction loans	3,447,551	137,929	5.35	3,005,714	88,447	3.93
Real estate—residential loans	1,478,871	51,216	4.63	1,180,202	33,132	3.75
Loans to individuals	26,859	1,453	7.23	26,598	924	4.64
Municipal loans and leases*	233,211	7,159	4.10	237,928	7,270	4.09
Lease financings	175,416	8,128	6.20	141,041	6,375	6.04
Gross loans and leases	6,359,498	255,887	5.38	5,540,624	165,538	3.99
Total interest-earning assets	6,992,496	271,440	5.19	6,502,712	176,275	3.62
Cash and due from banks	59,811			57,455
Allowance for credit losses, loans and leases	(81,829)			(70,950)
Premises and equipment, net	52,067			51,551
Operating lease right-of-use assets	31,384			30,453
Other assets	399,141			363,810
Total assets	$7,453,070			$6,935,031
Liabilities:
Interest-bearing checking deposits	$980,725	$15,259	2.08%	$871,393	$2,264	0.35%
Money market savings	1,532,318	43,020	3.75	1,397,220	6,165	0.59
Regular savings	900,448	2,375	0.35	1,059,644	777	0.10
Time deposits	845,635	22,231	3.51	447,497	3,722	1.11
Total time and interest-bearing deposits	4,259,126	82,885	2.60	3,775,754	12,928	0.46
Short-term borrowings	195,606	7,094	4.85	46,765	537	1.54
Long-term debt	245,366	6,438	3.51	95,000	962	1.35
Subordinated notes	148,444	6,844	6.16	98,989	3,984	5.38
Total borrowings	589,416	20,376	4.62	240,754	5,483	3.04
Total interest-bearing liabilities	4,848,542	103,261	2.85	4,016,508	18,411	0.61
Noninterest-bearing deposits	1,709,533			2,067,428
Operating lease liabilities	34,548			33,514
Accrued expenses and other liabilities	57,906			44,630
Total liabilities	6,650,529			6,162,080
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,558,075		2.11	6,083,936		0.40
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	299,550			298,784
Retained earnings and other equity	345,207			316,383
Total shareholders' equity	802,541			772,951
Total liabilities and shareholders' equity	$7,453,070			$6,935,031
Net interest income		$168,179			$157,864
Net interest spread			2.34			3.01
Effect of net interest-free funding sources			0.88			0.24
Net interest margin			3.22%			3.25%
Ratio of average interest-earning assets to average interest-bearing liabilities	144.22	%		161.90	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $1.7 million and $1.3 million for the nine months ended September 30, 2023 and 2022, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the nine months ended September 30, 2023 and 2022 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
September 30, 2023

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
CRE - Retail	$466,862	8.9%
Animal Production	359,814	6.8
CRE - Multi-family	304,289	5.8
CRE - Office	301,949	5.7
CRE - 1-4 Family Residential Investment	282,333	5.4
CRE - Industrial / Warehouse	244,107	4.6
Hotels & Motels (Accommodation)	190,698	3.6
Nursing and Residential Care Facilities	173,781	3.3
Specialty Trade Contractors	164,837	3.1
Education	157,875	3.0
Homebuilding (tract developers, remodelers)	153,490	2.9
Motor Vehicle and Parts Dealers	134,118	2.5
Merchant Wholesalers, Durable Goods	125,105	2.4
CRE - Mixed-Use - Residential	109,187	2.1
Crop Production	101,973	1.9
Repair and Maintenance	94,011	1.8
Private Equity & Special Purpose Entities (except 52592)	86,549	1.6
Administrative and Support Services	86,053	1.6
Rental and Leasing Services	82,213	1.6
Wood Product Manufacturing	81,813	1.6
Real Estate Lenders, Secondary Market Financing	79,310	1.5
CRE - Mixed-Use - Commercial	75,797	1.4
Religious Organizations, Advocacy Groups	73,665	1.4
Fabricated Metal Product Manufacturing	71,827	1.4
Personal and Laundry Services	71,060	1.3
Amusement, Gambling, and Recreation Industries	70,759	1.3
Merchant Wholesalers, Nondurable Goods	69,919	1.3
Miniwarehouse / Self-Storage	65,069	1.2
Food Services and Drinking Places	63,662	1.2
Food Manufacturing	59,897	1.1
Truck Transportation	55,250	1.0
Industries with >$50 million in outstandings	$4,457,272	84.6%
Industries with <$50 million in outstandings	$811,904	15.4%
Total Commercial Loans	$5,269,176	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$861,122
Real Estate-Home Equity Secured for Personal Purpose	176,855
Loans to Individuals	27,331
Lease Financings	240,474
Total Consumer Loans and Lease Financings	$1,305,782

Total	$6,574,958

Univest Financial Corporation
Non-GAAP Reconciliation
September 30, 2023

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the nine months ended,
(Dollars in thousands)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Restructuring charges (a)	$—	$1,330	$—	$184	$—	$1,330	$—
Tax effect of restructuring charges	—	(279)	—	(39)	—	(279)	—
Restructuring charges, net of tax	$—	$1,051	$—	$145	$—	$1,051	$—

Net income	$17,016	$16,800	$21,034	$23,836	$20,801	$54,850	$54,284
Amortization of intangibles, net of tax	174	200	200	238	244	574	784
Net income before amortization of intangibles	$17,190	$17,000	$21,234	$24,074	$21,045	$55,424	$55,068

Shareholders' equity	$807,198	$805,222	$798,496	$776,500	$754,187	$807,198	$754,187
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,558)	(2,767)	(3,054)	(3,251)	(3,485)	(2,558)	(3,485)
Tangible common equity	$629,130	$626,945	$619,932	$597,739	$575,192	$629,130	$575,192

Total assets	$7,828,066	$7,600,150	$7,358,991	$7,222,016	$6,907,397	$7,828,066	$6,907,397
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,558)	(2,767)	(3,054)	(3,251)	(3,485)	(2,558)	(3,485)
Tangible assets	$7,649,998	$7,421,873	$7,180,427	$7,043,255	$6,728,402	$7,649,998	$6,728,402

Average shareholders' equity	$811,515	$806,709	$789,153	$767,192	$773,099	$802,541	$772,951
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (b)	(2,680)	(2,924)	(3,137)	(3,355)	(3,550)	(2,913)	(3,808)
Average tangible common equity	$633,325	$628,275	$610,506	$588,327	$594,039	$624,118	$593,633

(a) Associated with financial service center optimization and headcount rationalization expense management strategies
(b) Amount does not include mortgage servicing rights